                              [REGISTER.COM LOGO]

                                                                   June 17, 2005

David Moore
237 Park Avenue, Suite 900
New York, NY

         Re: EMPLOYMENT AGREEMENT

     This will confirm our understanding as to the terms of your services as
Interim Chief Executive Officer of Register.com, Inc. (the "Company").

1.   POSITION AND DUTIES. The Company desires to retain your services, and you desire to be retained to act as Interim Chief Executive Officer of the
     Company. During the Term you shall have such duties and responsibilities commensurate with the position of Chief Executive Officer of a publicly-held company, subject to the authority of the Board of Directors of the Company and such other duties as may reasonably assigned by the
     Company's Board of Directors (the "Board").

2.   TERM; TERMINATION. The term of your services shall commence on June 17,
     2005 (the "Effective Date") and shall continue through July 15, 2005 (the
     "Term"). The Company may terminate this agreement at any time, at its sole discretion, upon notice to you. In the event the Company notifies you of termination of this agreement, the Company shall have no further obligation or duty to you from the date of such notification, other than payment in full of the Fee (as defined below) and any unreimbursed expenses incurred pursuant to paragraph 6 hereof.

3.   FEE. For your services hereunder, you will be entitled to $60,000 (the
     "Fee"), half of which shall be paid at the commencement of the Term and half of which shall be paid at the conclusion of the Term. The Company shall withhold from the Fee such amounts for income tax, social security and other taxes as shall be necessary or appropriate in the reasonable judgment of the Company to comply with applicable laws and regulations.

4.   NO BENEFITS. Although you will be an executive officer of the Company you hereby waive any rights to any employee benefits during the Term and you will not be eligible for and will not receive any employee benefits of any kind, except for coverage under the Company's Directors and Officers
     Liability Insurance policy (the "D & O Policy) described below. Without limiting the generality of the preceding sentence, you will not receive any health or medical insurance, disability insurance, workman's compensation, or life insurance benefits from us and will not qualify for any unemployment benefits from us.

5.   EXPENSES. The Company will reimburse you for all reasonable and customary business expenses incurred by you in the course of performing the services hereunder and approved by the Chairman of the Audit Committee.

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6.   Reserved.

7.   CONFIDENTIALITY, DISCLOSURE OF INFORMATION.

     (a) You recognize and acknowledge that you have had and will have access to
     Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. Except as permitted herein, you will not during the
     Term, or at any time thereafter, use or disclose any Confidential
     Information of the Company (except as required by applicable law or in connection with the performance of your services and responsibilities hereunder). The term "Confidential Information" means information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements (other than this Agreement), personnel policies, the substance of agreements with customers, suppliers and others, marketing arrangements, customer lists, commercial arrangements or any other information relating to the Company's business that is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement). This obligation shall continue until such Confidential Information becomes publicly available or known in the Company's industry, other than pursuant to a disclosure by you in violation of this Section 7.

     (b) It is further agreed and understood by you that all "Company
     Materials," which include, but are not limited to, computers, computer software, computer disks, tapes, printouts, source, HTML and other code, flowcharts, schematics, designs, graphics, drawings, photographs, charts, graphs, notebooks, customer lists, sound recordings, other tangible or intangible manifestation of content, and all other documents whether printed, typewritten, handwritten, electronic, or stored on computer disks, tapes, hard drives, or any other tangible medium, as well as samples, prototypes, models, products and the like, shall be the exclusive property of the Company and, upon termination of your services, and/or upon the request of the Company, all Company Materials, including copies thereof, as well as all other Company property then in your possession or control, shall be returned to and left with the Company. Notwithstanding the foregoing, the you may retain (i) a copy of your rolodex and similar phone or electronic directories (collectively, the "Rolodex") to the extent such
     Rolodex does not contain information other than name, address, telephone number and similar information, (ii) copies of such other books and marketing materials used by you in the provision of the services hereunder, and (iii) any computers used by you in the provision of services hereunder, provided that the Company shall retain sole ownership of the original
     Rolodex, books and marketing materials, and provided, further, that you provide the Company with all business-related data stored on such computer(s). For purposes of Sections 7, 8 and 9 "Company" shall include the Company's subsidiaries.

           Register.com, Inc 575 Eighth Avenue New York New York 10018

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8.   INVENTIONS.

     You shall promptly disclose to the Company any invention, improvement, discovery, process, formula, or method or other intellectual property, whether or not patentable or copyrightable (collectively, "Inventions"), conceived or first reduced to practice by you, either alone or jointly with others, while performing services hereunder (or, if based on any
     Confidential Information, at any time after the Term), (a) which pertain to any line of business activity of the Company, whether then conducted or then being actively planned by the Company, with which you were or are involved, (b) which is developed using time, material or facilities of the
     Company, whether or not during working hours or on the Company premises, or
     (c) which directly relates to any of your work during the Term, whether or not during normal working hours. You hereby assign to the Company all of your right, title and interest in and to any such Inventions. During and after the Term, you shall execute any documents necessary to perfect the assignment of such Inventions to the Company and to enable the Company to apply for, obtain and enforce patents, trademarks and copyrights in any and all countries on such Inventions, including, without limitation, the execution of any instruments and the giving of evidence and testimony, without further compensation beyond your agreed compensation during the
     Term. Without limiting the foregoing, you further acknowledge that all original works of authorship by you, whether created alone or jointly with others, related to your services to the Company and which are protectable by copyright, are "works made for hire" within the meaning of the United
     States Copyright Act, 17 U.S.C. ss.ss. 101, as amended, and the copyright of which shall be owned solely, completely and exclusively by the Company.
     If any Invention is considered to be work not included in the categories of work covered by the United States Copyright Act, 17 U.S.C. ss.ss. 101, as
     amended, such work is hereby assigned or transferred completely and exclusively to the Company. You hereby irrevocably designate counsel to the
     Company as your agent and attorney-in-fact to do all lawful acts necessary to apply for and obtain patents and copyrights and to enforce the Company's rights under this Section. This Section 8 shall survive the expiration of the Term. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral
     Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, you hereby waive such Moral
     Rights and consents to any action of the Company that would violate such
     Moral Rights in the absence of such consent. You agree to confirm any such waivers and consents from time to time as requested by the Company.

           Register.com, Inc 575 Eighth Avenue New York New York 10018

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9.   NON-COMPETITION AND NON-SOLICITATION.

     You acknowledge that the Company has invested substantial time, money and resources in the development and retention of its Inventions, Confidential
     Information (including trade secrets), customers, accounts and business partners, and further acknowledges that during the course of the your services for the Company you have had and will have access to the Company's
     Inventions and Confidential Information (including trade secrets), and will be introduced to existing and prospective customers, accounts and business partners of the Company. You acknowledge and agree that any and all
     "goodwill" associated with any existing or prospective customer, account or business partner belongs exclusively to the Company, including, but not limited to, any goodwill created as a result of direct or indirect contacts or relationships between you and any existing or prospective customers, accounts or business partners. Additionally, the parties acknowledge and agree that you possess skills that are special, unique or extraordinary and that the value of the Company depends upon your use of such skills on its behalf.

     In recognition of this, you covenant and agree that:

     (a) During the Term and for a period of six (6) months thereafter, you may not, without the prior written consent of the Board (whether as an employee, agent, servant, owner, partner, consultant, independent contractor, representative, stockholder or in any other capacity whatsoever): (i) conduct any business with any customer of the Company on behalf of any entity or person other than the Company (including yourself)
     if such business is competitive with the products or services offered by the Company, or (ii) perform any work competitive in any way with the products or services offered or planned to be brought to market by the
     Company during the Term or within one (1) year thereafter, on behalf of any entity or person other than the Company (including yourself), provided that nothing herein shall prohibit you from owning up to 5% of the securities of any company or venture fund, mutual fund or other similar investment vehicle as to which you do not control or influence investment decisions, and provided that nothing herein shall prohibit you from making other personal investments that otherwise might violate this sub-Section with the prior approval of the Board.

     (b) During the Term and for a period of six (6) months thereafter, you may not entice, solicit or encourage any Company employee to leave the employ of the Company or any independent contractor to sever its engagement with the Company, absent prior written consent to do so from the Board.

     (c) During the Term and for a period of six (6) months thereafter, you may not, directly or indirectly, entice, solicit or encourage any customer or prospective customer of the Company to cease doing business with the
     Company, or reduce its relationship with the Company or refrain from establishing or expanding a relationship with the Company.

           Register.com, Inc 575 Eighth Avenue New York New York 10018

                                                                               5

10.  PROVISIONS NECESSARY AND REASONABLE.

     You agree that (i) the provisions of Sections 7, 8 and 9 of this agreement are necessary and reasonable to protect the Company's Confidential
     Information, Inventions, and goodwill; (ii) the specific temporal, geographic and substantive provisions set forth in Section 9 of this letter agreement are reasonable and necessary to protect the Company's business interests; and (iii) in the event of any breach of any of the covenants set forth herein, the Company would suffer substantial irreparable harm and would not have an adequate remedy at law for such breach. In recognition of the foregoing, you agree that in the event of a breach or threatened breach of any of these covenants, in addition to such other remedies as the
     Company may have at law, without posting any bond or security, the Company shall be entitled to seek and obtain equitable relief, in the form of specific performance, and/or temporary, preliminary or permanent injunctive relief, or any other equitable remedy which then may be available. The seeking of such injunction or order shall not affect the Company's right to seek and obtain damages or other equitable relief on account of any such actual or threatened breach.

     (a) If any of the covenants contained in Sections 7, 8 and 9 hereof, or any part thereof, are hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect without regard to the invalid portions.

     (b) If any of the covenants contained in Sections 7, 8 and 9 hereof, or any part thereof, are held to be unenforceable by a court of competent jurisdiction because of the temporal or geographic scope of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or geographic area of such provision and, in its reduced form, such provision shall be enforceable.

11.  INDEMNIFICATION. You shall be entitled to the indemnification provided to officers in the Company's Certificate of Incorporation, as amended. Without limiting the foregoing, the Company and you shall concurrently enter into the Company's standard officer and director indemnification agreement, which shall be on terms no less favorable than the most favorable currently provided to any of the Company's officers or directors. Such agreement shall survive the Term and continue in full force and effect with respect to the activities you performed while you were the Interim Chief Executive
     Officer.

12.  DIRECTORS AND OFFICERS LIABILITY INSURANCE COVERAGE. The Company hereby represents and warrants to you that it has secured and has in place an effective D&O Policy in the amount of no less than $15,000,000, which by its terms and conditions will provide you with insurance coverage on the same basis as other officers of the Company are covered. Such coverage shall be maintained for you subsequent to the Term hereof for any and all of your

           Register.com, Inc 575 Eighth Avenue New York New York 10018

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     activities performed while you were the Interim Chief Executive Officer.
     The Company will simultaneously notify (in proper form) the carrier of your selection as the new Interim Chief Executive Officer.

13.  OTHER ACTIVITIES. You shall perform your duties with reasonable diligence and faithfulness and shall devote substantially all of your business time and attention to such duties, provided that the foregoing will not prevent you from continuously remaining involved with your other various activities of which the Company is aware so long as such activities, in the reasonable judgment of the Board, do not materially interfere with the performance of your duties and responsibilities hereunder.

14.  COOPERATION. Following the end of the Term, upon reasonable request by the
     Company, you shall cooperate with the Company with respect to any litigation or other dispute relating to any matter in which you were involved or had knowledge during your employment with the Company. The
     Company shall reimburse you for all reasonable out-of-pocket costs, such as travel, hotel and meal expenses, incurred by you in providing any cooperation pursuant to this Section 14.

15.  YOUR REPRESENTATIONS. You represent and warrant that you will not use or disclose any confidential or proprietary information of any prior employer in the course of performing your duties for the Company. You represent and warrant to the Company that you are not a party to or bound by any agreement, understanding or restriction that would or may be breached by your execution and full performance of this agreement or would delay the commencement of the Term to a date after the date of commencement thereof.
     You expressly undertake and agree that you will do nothing in furtherance of this agreement or your duties hereunder that will violate any obligations you may have to any prior employer (or will impose upon you any liability to any prior employer).

16.  ASSIGNABILITY; BINDING NATURE. This agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs
     (in your case) and assigns. None of your rights or obligations under this agreement may be assigned or transferred by you.

17.  ENTIRE AGREEMENT. This agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto. In the event of any inconsistency between any provision of this agreement and any other provision of any other plan, policy or program of, or other agreement with, the Company, the provisions of this agreement shall control.

           Register.com, Inc 575 Eighth Avenue New York New York 10018

                                                                               7

18.  AMENDMENT OR WAIVER. No provision in this agreement may be amended unless such amendment is agreed to in writing and signed by you and an authorized officer of the Company. No waiver by either party of any breach by the other party of any condition or provision contained in this agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the party against whom it is being enforced (either you or an authorized officer of the Company, as the case may be).

19.  COUNTERPARTS. This agreement may be executed in two counterparts.

20.  COMPANY'S REPRESENTATION. The Company hereby acknowledges that the Board recently convened and unanimously approved (by those in attendance, without abstention) the material compensation terms of this agreement.

21.  FUTURE STATUS. Notwithstanding anything to the contrary contained in this agreement, nothing shall prevent or restrict you from being nominated for appointment to the Board of Directors nor shall this be construed to create any affirmative obligation of the Company for you to be so appointed.

22.  APPLICABLE LAW. This agreement will be governed by the laws of the State of
     New York, without reference to any conflicts of law principles, and any action, suit or proceeding arising under or out of this agreement or any of the transactions or relationships contemplated hereby will be resolved solely in the state or federal courts located in New York County in the
     State of New York. We both hereby submit to the jurisdiction of such court for such purpose. All notices required to be delivered under this letter agreement shall be effective only if in writing and shall be deemed given when received by the party to whom notice is required to be given and shall be delivered personally or by registered mail.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first written above.

                                                      REGISTER.COM, INC.

                                                      By: /s/ Roni Jacobson
                                                         ----------------------

                                                      Its: General Counsel
                                                           --------------------

                                                      DAVID MOORE

                                                      /s/ David Moore
                                                      -------------------------

           Register.com, Inc 575 Eighth Avenue New York New York 10018